Exhibit 99.1
For Immediate Release

BofI Federal Bank Announces Agreement to Acquire Deposits of Union Federal Savings Bank

SAN DIEGO, CA - (MARKETWIRED) - December 23, 2014 - BofI Federal Bank, a wholly-owned subsidiary of BofI Holding, Inc. (NASDAQ: BOFI), entered into a purchase and assumption agreement with Union Federal Savings Bank (“Union”) and its parent company, The First Marblehead Corporation to assume approximately $125 million of deposit accounts including individual checking, money market savings, and CD accounts from Union. Under the purchase and assumption agreement executed December 19, 2014, BofI Federal Bank will receive approximately $125 million in cash at the closing date and will assume Union’s deposits at par with no purchase premium and a weighted-average interest rate below BofI Federal’s current average deposit interest rate. This proposed transaction includes only deposits and cash; and no loans, securities or other assets, liabilities or equity of Union will be transferred.

“This low-cost acquisition of more than 2,000 nationwide consumer money market deposit accounts will continue to build our core checking, savings and money market funding which represented 77% of our total deposit balances at September 30, 2014,” stated Greg Garrabrants, President and Chief Executive Officer of BofI Federal Bank. Mr. Garrabrants continued, “We anticipate that this transaction will close in the second calendar quarter of 2015 and believe that the timing will not impact our bank’s pending transaction with H&R Block Bank.”
The announcement today of the transaction with Union and the previously announced transaction with H&R Block Bank are subject to separate approvals by the Office of the Comptroller of the Currency and to other customary closing conditions.

About BofI Federal Bank
BofI Holding, Inc. (NASDAQ: BOFI) is the holding company for BofI Federal Bank, a nationwide branchless bank that provides a range of consumer and business banking products to its customers through its low cost distribution channels and affinity relationships. With over $4.8 billion in assets, BofI Federal Bank provides a full offering of deposit products for consumers and businesses and provides financing for single and multifamily residential properties, small-to-medium size businesses in target sectors, and selected specialty finance receivables. BofI Holdings was recently named the top performing large thrift in 2013 by SNL Financial. BofI Holding, Inc.’s common stock is listed on the NASDAQ Global Select Market and is a component of the Russell 2000 Index® and the S&P SmallCap 600® Index. For more information on BofI Federal Bank, please visit www.bofifederalbank.com.

Forward-Looking Safe Harbor Statement
This press release contains forward-looking statements that involve risks and uncertainties, including without limitation statements relating to BofI's financial prospects and other projections of its performance and asset quality, BofI's ability to grow and increase its business, diversify its lending, and the anticipated timing and financial performance of new initiatives. These forward-looking statements are made on the basis of the views and assumptions of management regarding future events and performance as of the date of this press release. Actual results and the timing of events could differ materially from those expressed or implied in such forward-looking statements as a result of risks and uncertainties, including without limitation changes in interest rates, inflation, government regulation, general economic conditions, conditions in the real estate markets in which we operate and other factors beyond our control. These and other risks and uncertainties detailed in BofI's periodic reports filed with the Securities and Exchange Commission could cause actual results to differ materially from those expressed or implied in any forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and BofI undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.

Investor Relations Contact:
Johnny Lai, CFA
VP, Corporate Development & Investor Relations
858-649-2218
jlai@bofifederalbank.com